UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2009

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 14, 2009, Keryx Biopharmaceuticals, Inc. (“Keryx”) entered in an employment agreement with Ron Bentsur, its Chief Executive Officer.  The agreement terminates on May 20, 2012, provided, however, that Mr. Bentsur’s opportunity to earn the milestone awards described below will be effective until May 20, 2014, subject to certain early termination events.

Under the employment agreement, Mr. Bentsur’s base salary will be equal to $300,000 per year, which amount will be reviewed annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”) and may be increased from year to year or decreased in an amount up to 10% in the aggregate.  Mr. Bentsur also is eligible to receive an annual bonus, not to exceed 75% of his base salary, if certain performance objectives agreed to by the Compensation Committee and Mr.  Bentsur are met.

On May 20, 2009, Mr. Bentsur was granted an option to purchase 600,000 shares of Keryx common stock, at an exercise price of $0.35 (the “Stock Option Grant”).  The Stock Option Grant was issued as an inducement award and was not granted under Keryx’s shareholder-approved incentive plan.  The Stock Option Grant will vest in equal installments on each of May 20, 2010; May 20, 2011; May 20, 2012; and May 20, 2013, conditioned upon Mr. Bentsur’s continuing employment, and subject to other terms and conditions set forth in the option award agreement.

Mr. Bentsur is eligible for additional stock-based awards under Keryx’s long-term incentive plan, as determined by the Compensation Committee.  In addition, Mr. Bentsur has the opportunity to earn certain milestone awards as follows:

(1)           100,000 shares of restricted stock will be granted to Mr. Bentsur upon the achievement of a $1.00 share price of Keryx’s common stock for 120 consecutive days.  Such restricted stock will vest in equal installments over each of the first three anniversaries of the date of grant provided that Mr. Bentsur remains an employee of Keryx during such vesting period, or immediately upon achievement of milestone #2.

(2)           250,000 shares of restricted stock will be granted to Mr. Bentsur upon the achievement of a $2.50 share price of Keryx’s common stock for 120 consecutive days.  Such restricted stock will vest in equal installments over each of the first three anniversaries of the date of grant provided that Mr. Bentsur remains an employee of Keryx during such vesting period.

(3)           400,000 shares of restricted stock will be granted to Mr. Bentsur upon the first to occur of (a) Keryx’s filing of an accepted new drug application (an “NDA”) with the U.S. Food and Drug Administration for Zerenex or Perifosine, or (b) Keryx’s outlicensing of Zerenex or Perifosine in the U.S. to a third party.  Such restricted stock will vest in equal installments over each of the first three anniversaries the date of grant provided that Mr. Bentsur remains an employee of Keryx during such vesting period.  This milestone #3 may be achieved with respect to NDAs or qualifying outlicenses for multiple indications of the same product, but not for subsequent outlicenses of the product relating to an indication for which the milestone is met.

(4)           500,000 shares of restricted stock will be granted to Mr. Bentsur, upon the first to occur of (a) Keryx’s first commercial sale of Zerenex or Perifosine in the U.S. off an approved NDA, (b) Keryx’s receipt of the first royalty upon the commercial sale of Zerenex or Perifosine in the U.S. by a partner to whom Keryx has sold exclusive or non-exclusive commercial rights, or (c) Keryx’s complete outlicensing of the entire product rights of Zerenex or Perifosine in the U.S.  Such restricted stock will vest on the first anniversary of the date of grant provided that Mr. Bentsur remains an employee of Keryx during such vesting period.

(5)           100,000 shares of restricted stock will be granted to Mr. Bentsur upon each event of Keryx’s outlicensing Zerenex in a foreign market, other than Japan, resulting in a greater than $10 million non-refundable cash payment to Keryx with a gross deal value to Keryx of at least $50 million.  Such restricted stock will vest in equal installments over each of the first three anniversaries the date of grant provided that Mr. Bentsur remains an employee of Keryx during such vesting period.

           Either party may terminate Mr. Bentsur’s employment at any time, provided however, that if such termination occurs without cause or for good reason, Mr. Bentsur will receive a severance payment equal to (A) 25% of his then-current base salary if the date of termination occurs prior to May 20, 2010 or (B) 50% of his then-current base salary if the date of termination occurs on or following May 20, 2010.  Additionally, in the event of such termination, any vested portion of the Stock Option Grant will remain exercisable for a period of one year (or, if earlier, the normal expiration date of the Stock Option Grant), and any outstanding shares of restricted stock granted to Mr. Bentsur as a milestone bonus by reason of the achievement of a milestone prior to the date of termination will become fully vested and non-forfeitable as of the date of termination.  Mr. Bentsur’s opportunity to earn milestone bonuses with respect to any milestone condition which has not been met as of the date of termination will continue for a period of three months after the date of termination and, to the extent that a milestone is achieved during such three-month period, the stock relating to such milestone will be issued to Mr. Bentsur as fully-vested shares, rather than restricted stock, or, in Keryx’s sole discretion, it may pay Mr. Bentsur an amount in cash equal to the value of such shares.  The employment agreement also provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code, the payments will be limited to the maximum amount that could be paid without triggering the excise tax, provided that such cut-back would produce a greater net benefit to Mr. Bentsur than if he had paid the excise tax.

Upon the occurrence of a change in control (as defined in the employment agreement), and except with respect to any awards (or unearned milestone opportunities) assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control:

•	any outstanding and unvested portion of the Stock Option Grant will immediately vest and become fully exercisable;

•
any restricted stock granted to Mr. Bentsur as a milestone award by reason of the achievement of a milestone prior to the date of the change in control will become fully vested and non-forfeitable; and

•
any unearned milestone award will expire without consideration; provided that Keryx will grant to Mr. Bentsur, immediately prior to the effective time of the change in control, (A) 400,000 shares of fully-vested common stock in the event that he has not, as of such time, previously received any milestone awards under milestone (3) (as set forth above), and (B) 500,000 shares of vested common stock in the event that he has not, as of such time, previously received any milestone awards under milestone (4) (as set forth above), or, in the discretion of Keryx or its successor, the cash equivalent of (A) and (B).

In the event that the Stock Option Grant, any earned milestone award, or any unearned milestone opportunity is assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, then if, within one year after the effective date of the change in control, Mr. Bentsur’s employment is terminated without cause or Mr. Bentsur resigns for good reason:

•
any outstanding and unvested portion of the Stock Option Grant will become fully vested and exercisable and will remain exercisable for a period of one year following Mr. Bentsur’s date of termination;

•
any restricted stock granted to Mr. Bentsur as an earned milestone award by reason of the achievement of a milestone prior to the date of the his termination of employment will become fully vested and non-forfeitable; and

•	any unearned milestone opportunities relating to milestones #1, #2, or #5 (as set forth above) will continue for a period of three months after Mr. Bentsur’s date of termination, and

•	any unearned milestone opportunities relating to milestones #3 and #4 (as set forth above) will continue for a period of one year after Mr. Bentsur’s date of termination.

To the extent that a milestone is achieved during such three-month or one-year period above, as the case may be, the stock relating to such milestone will be issued to Mr. Bentsur as fully-vested shares, rather than restricted stock.  Any unearned milestone opportunities which remain unearned at the end of such three-month or one-year period, as the case may be, will expire without consideration.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Employment Agreement with Ron Bentsur dated September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: September 16, 2009	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement with Ron Bentsur dated September 14, 2009.